EXHIBIT K

Prepared by and, after                               EXECUTION COPY
recording, return to:

Lynn  M. Gattozzi
Calfee, Halter & Griswold
Suite 1800
800 Superior Avenue
Cleveland, Ohio  44114-2688
(216)  622-8200

    [AMENDED AND RESTATED] COLLATERAL ASSIGNMENT OF OPERATOR
                   LEASE DOCUMENTS AND RENTS


     THIS [AMENDED AND RESTATED] COLLATERAL ASSIGNMENT OF OPERATOR LEASE DOCUMENTS AND RENTS (this "Assignment") is made as of this _____ day of _____, 1994 by HEALTH CARE REIT, INC., a Delaware corporation ("Assignor"), One SeaGate, Suite 1950, Toledo, Ohio 43003, to NATIONAL CITY BANK, a national banking association, as Agent for its benefit and the ratable benefit of the Banks (as defined below), their successors and assigns (together with its successors and assigns in such capacity, "Assignee"), National City Center, 1900 East Ninth Street, Metro Division, Cleveland, Ohio 44114.

                            RECITALS

     WHEREAS, Assignor, as the "Borrower" has entered into that certain Amended and Restated Credit Agreement dated as of the effective date hereof (as the same may be supplemented, amended, restated, modified or substituted from time to time, the "Credit Agreement"; capitalized terms used herein without definition have the meanings ascribed to such terms in the Credit Agreement) with National City Bank and certain other banks as set forth in the Credit Agreement (such banks and such other banks as may become parties to the Credit Agreement from time to time, together with their respective successors and assigns, all being hereinafter collectively referred to as the "Banks") and Assignee as agent for its benefit and the ratable benefit of the Banks (together with its successors and assigns in such capacity hereinafter referred to as "Assignee"), pursuant to which the Banks have agreed to loan to Assignor up to $150,000,000 upon the terms and conditions set forth therein [which Credit Agreement amends and restates in its entirety that certain Credit Agreement, dated as of October 1, 1989, by and between Assignor as "Borrower" and National City Bank as Agent for itself and the other banks (the "Original Banks") (National City Bank acting in such capacity is hereinafter referred to as the "Original Agent") which are parties thereto (the "Original Credit Agreement")];

     WHEREAS, to evidence the obligations of Assignor to the Banks under the Credit Agreement, Assignor has executed and delivered to the Banks one or more Revolving Credit Notes dated as of the effective date hereof in the aggregate principal amount of up to $150,000,000 (the "Notes")[, which Notes replace the notes executed and delivered by Assignor under the Original Credit Agreement (the "Original Notes")];

     [WHEREAS, Assignor has executed and delivered to the Original Agent a certain collateral assignment of leases and rents recorded in Volume ___________, Page ___________, _________ County Records
(the "Original Assignment") to secure to the Original Agent for its benefit and the ratable benefit of the Original Banks the obligations of Assignor to the Original Agent and the Original Banks under the Original Credit Agreement and all other instruments and agreements evidencing or securing such obligations or otherwise related thereto;]

     [WHEREAS, the Original Agent has assigned to Assignee the Original Credit Agreement, the Original Assignment, and all other instruments and agreements evidencing or securing the obligations of Assignor under the Original Credit Agreement or otherwise related thereto;]

     WHEREAS, Assignor has executed and delivered to Assignee that certain [Amended and Restated] Open-End Mortgage, Assignment of Rents and Security Agreement of even date herewith (the "Mortgage") covering the premises more particularly described in the Mortgage and in Exhibit A attached hereto (the "Premises"), to secure to Assignee the obligations of Assignor to the Banks under the Credit Agreement, the Collateral Documents (as defined in the Credit Agreement), and all Related Writings (as defined in the Credit Agreement) (the Notes, the Credit Agreement, this Assignment, the Collateral Documents and the Related Writings are sometimes collectively referred to herein as the "Loan Documents");

     WHEREAS, Assignee has required as additional security for the purpose of securing the payment of:

          (a) the complete and timely payment of all obligations of Assignor, and any other obligor under the Loan Documents, now or hereafter existing under the Loan Documents, whether direct or indirect, fixed or contingent, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, premiums, fees, costs, expenses, indemnifications or otherwise (all such obligations secured herein referred to as the "Obligations");

          (b) all sums expended or advanced by Assignee pursuant to any term or provision of the Mortgage or any other Loan
Document;

          (c) all advances or disbursements of Assignee with respect to the Premises for the payment of taxes, levies, assessments, insurance, insurance premiums or costs incurred in the protection of the Premises;
(all of such debts and Obligations being collectively referred to hereinafter as the "Indebtedness"), this Assignment of all leases now in existence, and those leases and rental agreements which may come into existence while the Mortgage is in effect, upon the property covered by the Mortgage, together with all rents and income due and to become due and payable under said leases and rental agreements covering the Premises, and Assignor desires to make such assignment to Assignee as additional security for the Indebtedness, upon the terms and conditions hereinafter set forth, which Assignment amends and restates the Original Assignment in its entirety;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purposes set forth below, Assignor hereby covenants and agrees as follows:

     Assignor, for and in consideration of the Loans made or to be made by Assignee to Assignor under the Credit Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, has granted, transferred and assigned, and by these presents does grant, sell, transfer, set over, deliver and assign unto Assignee all those leases and subleases more particularly described on Exhibit B, attached hereto and made a part hereof by reference (collectively, the "Operator Lease"), and any and all documents executed and/or delivered to Assignor in connection therewith, including, without limitation, any subordination agreement, lessee estoppel, letter of credit issued or guaranty executed in favor of Assignor;

          TOGETHER with all of Assignor's right, title and interest in and to all other leases and subleases now in existence (written or oral), and all other agreements for use or occupancy of any portion of the Premises, and those leases and subleases and rental agreements which come into existence while the Mortgage is in effect, together with any and all guarantees of lessees' obligations under such leases, and any and all extensions and renewals thereof;

          TOGETHER with any and all amendments, modifications, extensions and renewals thereof and any and all further leases, subleases, lettings, sublettings or agreements upon or covering use of occupancy of all or any part of the Premises (all such leases, agreements, subleases, tenancies and guarantees heretofore mentioned as being assigned are hereinafter collectively referred to as the "Operator Lease Documents");

          TOGETHER with the immediate and continuing right to collect and receive all of the rents, income, receipts, revenues, issues and profits now due or which may become due or to which Assignor may now or shall hereafter (including the period of redemption, if any) become entitled or may demand or claim, arising or issuing from or out of the Operator Lease Documents or from or out of the Premises or any part thereof, including but not by way of limitation: security deposits, minimum rents, additional rents, percentage rents, parking maintenance, tax and insurance contributions, deficiency rents and liquidated damages following default, the premium payable by any lessee upon the exercise of a cancellation privilege originally provided in any Operator Lease Document, and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Premises together with any and all rights and claims of any kind which Assignor may have against any lessee under the Operator Lease Documents or any sublessees or occupants of the Premises (all such moneys, rights and claims in this paragraph described being hereinafter called "Rents");

          TOGETHER with all the right, power, and privilege of Assignor to cancel, terminate, or accept surrender of any Operator Lease Document, to accept prepayment of more than one monthly installment of rent thereunder, and to amend, modify, or abridge any of the terms, covenants, or conditions or any of the Operator Lease Documents, other than as specifically permitted under the Credit Agreement;

          TO HAVE AND TO HOLD UNTO ASSIGNEE, ITS SUCCESSORS AND ASSIGNS, FOREVER as security for all Indebtedness and all liabilities of Assignor to Assignee, and as security for the performance of all obligations, covenants and agreements of Assignor under the Mortgage and the other Loan Documents.

Assignor Covenants and Agrees as Follows:

     1. Representations and Warranties. Assignor represents and warrants to Assignee that:

          (a)  All representations and warranties of Assignor in
Article IV of the Credit Agreement are true and correct with respect to the Operator Lease Documents.

          (b) Except for prior assignments to Assignee, Assignor has not heretofore made any other assignment of its entire or any part of its interest in and to any or all of the Operator Lease Documents or entered into any agreement to subordinate any of the Operator Lease Documents or Assignor's right to receive any Rents payable thereunder;

          (c) Assignor has not heretofore executed any instrument or performed any act which may or might prevent Assignee from enforcing the Operator Lease Documents; and

          (d) Assignor has not waived, released, reduced, discounted or otherwise discharged or compromised any sums due under the Operator Lease Documents except as previously disclosed to the Banks in writing.

          (e) Assignor is the owner of a good fee simple estate in the Premises and has good title to the Operator Lease Documents and Rents hereby assigned and good right to assign the same.

          (f) None of the Rents due and issuing from the Premises or from any part thereof for any period subsequent to one month from the date hereof have been collected and Assignor has not received any funds or deposits from any lessee in excess of one month's rent, except for letters of credit or cash collateral accounts as disclosed in the Supplemental Schedule to the Credit Agreement.

          (g) each of Assignor and, to the best of Assignor's knowledge, each tenant under the Operator Lease Documents is in compliance with all material terms of the Operator Lease Documents with respect to such tenant's Operator Lease, and no condition exists which, with the passage of time or the giving of notice or both, would constitute a default by Assignor or, to the best of Assignor's knowledge, the tenant under the Operator Lease in any material respect thereunder.

     2. Covenants of Assignor. Assignor covenants and agrees that:

          (a) Assignor shall perform and observe all the material terms and provisions of each Operator Lease Document and maintain each Operator Lease Document in full force and effect, and enforce, to the extent that Assignor, in its reasonable judgment, determines to be appropriate, each Operator Lease Document in accordance with its terms if the failure of Assignor to perform, observe or enforce such Operator Lease Document has resulted or would, more likely than not, result in a Material Adverse Effect (as defined in the Credit Agreement). Assignor shall not permit any lessee or guarantor under any Operator Lease Document to remain in material default thereof if such default has resulted or would, more likely than not, result in a Material Adverse Effect.

          (b) If Assignor defaults under any Operator Lease Document, Assignee shall have the right (but not the obligation) to cure such default within the cure period afforded to Assignor under such Operator Lease Document or under applicable Law. Any and all advances, payments, expenses, fees or costs paid or incurred by Assignee in connection with the cure of any such default, together with interest thereon at the highest lawful default rate specified in the Credit Agreement ("Default Rate"), shall be paid by Assignor to Assignee upon demand therefor, but no payment or act of Assignee as herein provided shall in any manner release Assignor from its obligations under this Assignment, or the Note, the Indebtedness, the Mortgage or any other agreement between the parties.
Assignee, in exercising its right to pay any costs and expenses or to do any act as herein provided, shall have the power and right to employ counsel and incur and pay reasonable attorney's fees.

          (c) Assignor shall not take or permit any action to amend, cancel, terminate, waive any provision of, or consent to the noncompliance with any term of any Operator Lease Document; provided, however, that Assignor may take any such action so long as such action (i) does not relate to a material financial provision of any Operator Lease Document, (ii) does not relate to any provision in any Operator Lease Document which is expressly for the benefit of the mortgagor or assignee with respect thereto,
(iii) is taken in the ordinary course of Assignor's business, (iv) is consistent with Assignor's past practices, (v) would not, more likely than not, result in a Material Adverse Effect, and (vi) will not have an adverse effect on the interest (including the perfection and priority of any security interest or Lien (as defined in the Credit Agreement) in favor of Assignor or Assignee and the Banks) of Assignee and the Banks in such agreement or the assets with respect thereto or otherwise result in a Material Impairment (as defined in the Credit Agreement).

          (d) Except as otherwise provided in this Assignment, Assignor shall continue to collect, at its own expense, all amounts due or to become due Assignor under the Operator Lease Documents. In connection with such collections, Assignor may take such action as Assignor (and, upon the occurrence and during the continuance of any Event of Default, at Assignee's direction, shall take such action as Assignee) may deem necessary or advisable to enforce collection of the obligations evidenced by the Operator Lease Documents; provided, however, that such action taken by Assignor prior to the occurrence of an Event of Default (i) does not violate any other provision of any Loan Document; (ii) is taken in the ordinary course of Assignor's business, (iii) is consistent with Assignor's past practices, (iv) would not, more likely than not, result in a Material Adverse Effect, and (v) will not have an adverse effect on the interest (including the perfection and priority of any security interest or Lien (as defined in the Credit Agreement) in favor of Assignor or Assignee and the Banks) of Assignee and the Banks in such agreement or the assets with respect thereto or otherwise result in a Material Impairment (as defined in the Credit Agreement).

          (e) Assignor shall, at its sole cost and expense, appear in and defend any and all actions and proceedings arising under, relating to or in any manner connected with any Operator Lease Document or the obligations, duties or liabilities of the lessor or any tenant, lessee or guarantor thereunder.

          (f) Assignor shall promptly notify Assignee of any notice received from any obligor with respect to any claimed default on the part of the lessor under any Operator Lease
Document.

          (g) Assignor covenants that Assignor shall not enter into any Operator Lease Document for all or any part of the Premises without the prior written approval of Assignee except as permitted under the Credit Agreement or the Mortgage. Any Operator Lease Document for which Assignee's approval is required under the Credit Agreement or the Mortgage which is not actually approved by Assignee shall, at the option of Assignee, be null and void and shall not grant any rights in the Premises to the lessee named therein.

          (h) Assignor hereby agrees and shall request each lessee of the Premises in its Operator Lease Document to agree, upon written request of Assignor or Assignee, to join with Assignor in the execution and delivery to Assignee of a statement in writing and in form and substance satisfactory to Assignee certifying: (a) that the Operator Lease Document constitutes the entire agreement between Assignor and the lessee and is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modification);
(b) that the lessee has accepted possession, and is in possession, of the premises demised under the Operator Lease Document and is paying the full rental under the Operator Lease Document; (c) the dates to which rent, and other charges under the Operator Lease Document have been paid, and the amount of any security deposited with Assignor or other landlord of the Premises; (d) that the term of the Operator Lease Document has commenced; (e) that all work and improvements described in the Operator Lease Document required to be performed and constructed by the Landlord therein have been completed and have been accepted by the lessee; (f) that there is no default under the Operator Lease Document by Assignor or the lessee and that there are no defaults or off-sets which the lessee has against enforcement of the Lease by Assignor; and (g) the actual commencement date of the Operator Lease Document and the expiration date of the Operator Lease Document.

          (i) Assignor shall notify and direct in writing each and every present or future lessee or occupant of the Premises or of any part thereof under one or more Operator Lease Documents which require a security deposit or other deposit from time to time, within a reasonable time following the delivery of such security deposit or other deposits to Assignor, that such deposit(s) have been retained by Assignor but assigned to Assignee.

          (j) Assignor will not convey to any lessee or lessees the fee title to the Premises or any part thereof unless permitted under Section 2.08(b) of the Credit Agreement.

          (k) This Assignment is given only as collateral security, and Assignee shall not be obligated to perform or discharge any obligation or liability of Assignor under any lease or rental agreement upon the Premises.

          (l) Until this Assignment is released or terminated, Assignor will deliver to Assignee executed copies of the Operator Lease Documents and any and all other and future Operator Lease Documents upon all of any part of the Premises and has transferred and assigned to Assignee, upon the same terms and conditions as herein contained, such other and future Operator Lease Documents. Assignor covenants and agrees to make, execute and deliver unto Assignee upon demand and at any time or times, any and all assignments and other instruments sufficient for the purpose or that Assignee may deem to be advisable for carrying out the true purpose and intent of this Assignment.

     3. Present Assignment. Although it is the intention of the parties that the assignment contained herein is a present assignment, so long as no Event of Default has occurred hereunder Assignor shall have the right to collect all sums due under or secured by the Operator Lease Documents and to retain, use and enjoy the same. Any such sums collected and received by Assignor after the occurrence of an Event of Default hereunder shall be deemed collected and received by Assignor in trust for Assignee, and Assignor shall account to Assignee for the full amount of such collections and receipts. Assignee shall have the right to notify the obligors under the Operator Lease Documents of the existence of this Assignment at any time.

     4. Events of Default. Each of the following shall constitute an "Event of Default" for purposes of this Assignment:

          (a) Assignor shall fail or omit to perform or observe any provision of Section 2(a) of this Assignment within thirty (30) Business Days after the giving of written notice to Assignor by Assignee that it is to be remedied.

          (b) Assignor shall fail or omit to perform or observe any provision of Section 2 of this Assignment other than Section
2(a).

          (c) Any representation, warranty or statement made by Assignor in this Assignment shall be false or erroneous in any respect when made or deemed made, as the case may be.

          (d)  An Event of Default shall occur under any other Loan
Document.

     5. Rights and Remedies Upon Default. At any time upon or following the occurrence of any Event of Default hereunder, Assignee, at its option in accordance with the provisions of the Credit Agreement and without any obligation to do so, without in any way waiving such Event of Default, without notice or demand on Assignor, without regard to the adequacy of the security for the obligations secured hereby, without releasing Assignor or any obligor under the Loan Documents from any obligation thereunder, and with or without bringing any action or proceeding, may do any or all of the following:

          (a) either with or without taking possession of any of the property encumbered by the Operator Lease Documents, and as attorney-in-fact, either in Assignee's own name or as agent for Assignor, demand, sue for, settle, compromise, collect, and give acquittances for all sums due under or secured by any of the Operator Lease Documents and pursue all remedies for enforcement of the Operator Lease Documents and all the secured party's rights therein and thereunder, provided that, for such purpose, this Assignment shall constitute an authorization and direction to the obligors under the Operator Lease Documents to pay all amounts payable under the Operator Lease Documents to Assignee, without proof of default hereunder, upon receipt from Assignee of written notice to thereafter pay all such rents and other amounts to Assignee and to comply with any notice or demand by Assignee for observance or performance of any of the covenants, terms, conditions and agreements contained in the Operator Lease Documents to be observed or performed by the obligors thereunder, and provided, further, that Assignor will facilitate Assignee's collection of such amounts, and upon request will execute written notices to the obligors under the Operator Lease Documents to thereafter pay all such amounts to Assignee; and

          (b) without regard to the adequacy of the security, with or without any action or proceeding, through any person or by agent, or by a receiver to be appointed by court and irrespective of Assignor's possession, then or thereafter, to enter upon, take possession of, manage and operate the Premises or any part thereof, make, modify, enforce, cancel or accept surrender of any Operator Lease Document now in effect or hereafter in effect on the Premises or any part thereof; remove and evict any lessee; increase or reduce rents; decorate, clean and make repairs; perform alterations and other tenant improvement work; and otherwise do any act or incur any costs or expense as Assignee shall deem proper to protect the security hereof, as fully and to the same extent as Assignor could do if in possession, subject to the terms of the Operator Lease Documents, and in such event to apply the Rents so collected to payment of the costs of operation, management and maintenance of any of the Premises, brokerage and attorneys' fees in connection therewith, and payment of the Indebtedness; and

          (c) make any payment or do any act required herein or in any Operator Lease Document of Assignor, as attorney-in-fact, either in Assignee's own name or as agent for Assignor, and in such manner and to such extent as Assignee may deem necessary in its sole discretion, and any amount so paid by Assignee shall become immediately due and payable by Assignor with interest thereon until paid at the Default Rate and shall be secured by this Assignment.

     6. Application of Proceeds. Assignee, in the exercise of its rights and powers following the occurrence of any Event of Default shall apply all of the sums collected and received by Assignee in the manner set forth in the Credit Agreement.

     7. Limitation of Assignee's Liability. Acceptance by Assignee of this Assignment, with all of the rights, powers, privileges and authority so created, shall not, prior to entry upon and taking of possession of the Premises by Assignee, be deemed or construed to constitute Assignee a mortgagee in possession. Assignee shall not be liable for any loss sustained by Assignor resulting from any act or omission of Assignee in enforcing any rights or powers provided for hereunder or under the Operator Lease Documents following the occurrence of any one or more Events of Default unless caused by the gross negligence or willful misconduct of Assignee. Assignee shall not be obligated to observe, perform or discharge, nor does Assignee hereby undertake to observe, perform or discharge, any covenant, term, condition or agreement contained in any Operator Lease Document to be observed or performed by the secured party thereunder, or any obligation, duty or liability of Assignor under or by reason of this Assignment, and Assignor shall and does hereby agree to indemnify and hold Assignee and the Banks harmless of and from any and all liability, loss or damage which Assignee incurs under any Operator Lease Document or by reason of this Assignment and of and from any and all claims and demands whatsoever which may be asserted against Assignee or any of the Banks by reason of any alleged obligation or undertaking on its part to observe or perform any of the covenants, terms, conditions and agreements contained in any Operator Lease Document by reason of this Agreement. Should Assignee or any of the Banks incur any such liability, loss or damage under any Operator Lease Document or under or by reason of this Assignment, or in the defense of any such claim or demand, the amount thereof, including costs, expenses and attorneys' fees and expenses, shall become immediately due and payable by Assignor to Assignee or such of the banks with interest thereon at the Default Rate and shall be secured by this Assignment. This Assignment shall not operate to place responsibility for the care, control, management or repair of any premises encumbered by a Operator Lease Document or for the carrying out of any of the covenants, terms, conditions and agreements contained in any Operator Lease Document upon Assignee. Notwithstanding any provision of this Assignment to the contrary, Assignor's obligation to indemnify and hold Assignee and the Banks harmless under this Assignment shall not include liability, loss or damage which Assignee or any of the Banks incurs arising out of its gross negligence or willful misconduct or arising out of the action or inaction of Assignee after Assignee or its agent acquires fee title to the Premises.

     8. Non-Waiver. Nothing contained in this Assignment and no act done or omitted to be done by Assignee pursuant to the rights and powers granted to it hereunder shall be deemed to be a waiver by Assignee of its rights and remedies under the Credit Agreement and any of the other Loan Documents; this Assignment is made and accepted without prejudice to any of the rights and remedies of Assignee under the terms and provisions of such instruments; and Assignee may exercise any of its rights and remedies under the terms and provisions of such instruments either prior to, simultaneously with or subsequent to any action taken by it hereunder. Without limitation of the foregoing, Assignee may take or release any other security for the performance of the obligations secured hereby, may release any party primarily or secondarily liable therefor, and may apply any other security held by it for the satisfaction of the obligations secured hereby without prejudice to any of its rights and powers hereunder.
     9. Further Assurances. Assignor shall execute or cause to be executed such additional instruments (including, but not limited to, general or specific assignments of such Operator Lease Document as Assignee may designate) and shall do or cause to be done such further acts, as Assignee may reasonably request, in order to permit Assignee to perfect, protect, preserve and maintain the assignment made to Assignee by this Assignment.

     10. Severability. Any provision hereof prohibited or invalid under applicable Law shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the other provisions hereof.

     11. Successors and Assigns; Assignments. This Assignment is binding upon Assignor, its successors and assigns, and the rights, powers and remedies of Assignee under this Assignment shall inure to the benefit of Assignee and its successors and assigns.
Assignor may not assign its obligations or rights hereunder without the consent of Assignee and each of the Banks. Each of Assignee and the Banks may assign its rights hereunder subject to the limitations set forth in Article VIII of the Credit Agreement.

     12. Amendments and Waivers. No amendment or waiver of any provision of this Assignment, nor consent to any departure by Assignor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks (as defined in the Credit Agreement), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) reduce the principal of, or interest on, any fees or other amounts payable hereunder, (b) change the method of computing of interest or any fee, (c) release any Operator Lease Document from the operation of this Assignment other than as provided in Section 2.08 of the Credit Agreement, (d) amend this Section 12 or (e) amend, modify or waive any provision of this Assignment where such provision requires consent or waiver by all Banks or any amendment of such a provision which would amend such requirement of consent by all Banks; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by Assignee in addition to the Banks required above to take such action, affect the rights or duties of Assignee under this Assignment.

     13. Cumulative Provisions. Each right, power or privilege specified or referred to in this Assignment is in addition to and not in limitation of any other rights, powers and privileges that the Banks and Assignee may respectively otherwise have or acquire by operation of Law, by other contract or otherwise.

     14. Duration; Survival of Provisions. This Assignment shall not be deemed to be in lieu of or in substitution for the Mortgage or any other agreement now or hereafter entered into between Assignor and Assignee, but shall be supplemental thereto. It is hereby mutually understood and agreed that Assignor has executed this instrument solely for the purpose of assigning its entire interests in the Operator Lease Documents including, without limitation, those described in Exhibit B. This Assignment and grant shall continue in effect until either (a) all of the Obligations of Assignor and the other obligors (if any) under the Loan Documents are fully performed, satisfied and repaid, or (b) Assignor satisfies the requirements of Section 2.08(b) of the Credit Agreement with respect to the Premises or Sections 2.08(d) or 2.08(e) of the Credit Agreement; provided, however, that (y) all representations and warranties made in or pursuant to this Assignment shall survive the execution and delivery of this Assignment, and (z) the indemnification provisions set forth in this Assignment shall survive the performance, satisfaction and repayment of the Obligations.

     15. Governing Law. This Assignment and the respective rights and obligations of the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Ohio (without giving effect to the conflict of laws rules thereof), except to the extent that the perfection and enforcement of the lien and security interest granted hereunder must be subject to the laws governing the Operator Lease Documents.

     16. Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, to the intended recipient at its address set forth in the preamble to this Assignment; or, as to any party, at such other address as shall be designated by such party in a written notice to each of the other parties. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to Assignee pursuant to Section 4 shall not be effective until received by Assignee.

     17. WAIVER OF JURY TRIAL. THE PARTIES ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS ASSIGNMENT OR THE OTHER LOAN DOCUMENTS WOULD INVOLVE DIFFICULT AND COMPLEX ISSUES AND THEREFORE AGREE THAT ANY LAW SUIT GROWING OUT OF OR INCIDENTAL TO ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. ASSIGNOR CONFIRMS THAT THE FOREGOING WAIVER IS INFORMED AND FREELY MADE.

     18.  Jurisdiction; Venue, Inconvenient Forum.

          (a) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY OHIO STATE COURT OR FEDERAL COURT OF THE UNITED STATED OF AMERICA SITTING IN CUYAHOGA COUNTY, OHIO, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT, THE CREDIT AGREEMENT, ANY COLLATERAL DOCUMENT OR ANY RELATED WRITING OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH OHIO STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS ASSIGNMENT, THE CREDIT AGREEMENT, ANY COLLATERAL DOCUMENT OR ANY RELATED WRITING IN THE COURTS OF ANY JURISDICTION.

          (b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT, THE CREDIT AGREEMENT, ANY COLLATERAL DOCUMENT OR ANY OTHER RELATED WRITING IN ANY OHIO STATE OR FEDERAL COURT SITTING IN OHIO. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. ASSIGNOR CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

     19. Miscellaneous. The headings of each section of this Assignment are for convenience only and shall not define or limit the provisions thereof. This Assignment and all rights and obligations hereunder shall be binding upon Assignor and its successors and assigns, and shall inure to the benefit of Assignee and its successors and assigns. If any term of this Assignment shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Assignment shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.

     20. Certain Defined Terms. As used herein, the term "Assignee" means National City Bank, a national banking association, acting in its capacity as agent for its benefit and the ratable benefit of the Banks, together with its successors and assigns in such capacity, and the term "Banks" means National City Bank and certain other banks as set forth in the Credit Agreement, and such other banks as may become parties to the Credit Agreement from time to time, together with their respective successors and assigns.

     IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed by its officers or agents thereunto duly authorized, as of the date first above written.

Signed, sealed and delivered             HEALTH CARE REIT, INC., a
in the presence of:                         Delaware corporation


                                     By:--------------------------

- - - ---------------------------          Name:------------------------
(Witness to both signatures)
                                     Title:-----------------------
- - - ---------------------------
Print Name

                                     By:--------------------------

- - - ---------------------------          Name:------------------------
(Witness to both signatures)
                                     Title:-----------------------
- - - ---------------------------
Print Name


STATE OF OHIO       )
                    ) SS:
COUNTY OF ________  )

          BEFORE ME, a Notary Public in and for said County, personally appeared the above named HEALTH CARE REIT, INC., a Delaware corporation, by ________, its ____ and ______, its ____________, who acknowledged that they did sign the foregoing Assignment of Leases and Rents and that the same is the free act and deed of said corporation and the free act and deed of them personally and as such officers.

          IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at _______________, Ohio this _____ day of __________, 1994.


                            ___________________________________
                            Notary Public

                            My commission expires:_____________


This Instrument Prepared by:

Calfee, Halter & Griswold
Suite 1800
800 Superior Avenue
Cleveland, Ohio  44114-2688
(216)  622-8200

                              EXHIBIT A

                  Legal Description of the Premises

                              EXHIBIT B


                 Existing Operator Lease Documents

                              EXHIBIT C


                      Permitted Encumbrances